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                                                                    Exhibit 99.1



MEDIA CONTACT:                                     INVESTOR CONTACT:
Dawn Orlinsky                                      Dave Gentry or Chris Bermudez
Glowpoint, Inc.                                    Aurelius Consulting Group
(971) 391-2062                                     (407) 644-4256
dorlinsky@glowpoint.com                            dave@aurcg.com
                                                   www.runonideas.com


                     GLOWPOINT RECEIVES NASDAQ NOTIFICATION

HILLSIDE, N.J., AUGUST 18, 2005 -- Glowpoint, Inc., (NASDAQ: GLOWE) the world's leading broadcast quality IP-based video communications service provider, today announced that because the Company has not yet filed its Quarterly Report on Form 10-Q for its quarter ended June 30, 2005, it received on August 16, 2005 a Nasdaq Staff Notification stating that the Company is not in compliance with Nasdaq's Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from the Nasdaq National Market. The delisting notification is standard procedure when a Nasdaq listed company fails to complete a required filing in a timely manner.

As previously announced, Glowpoint's Audit Committee has begun an independent review of certain financial accounting matters affecting previously reported financial information, requiring the Company to restate certain financial statements. The restatement is expected to relate to transactions that principally occurred when the Company was primarily a reseller of video conferencing equipment. The restatement items that have been identified to date generally involve the capitalization of costs associated with purchases of video conferencing equipment, telecommunications circuits used in the Company's network and third party software that should have been expensed.

In accordance with Nasdaq rules, Glowpoint intends to request a hearing before a Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq Stock Market. Pending a decision by the Panel, the Company's securities will remain listed on Nasdaq. There can be no assurance the Panel will grant the Company's request for continued listing. Additionally, Nasdaq's notification stated that at the opening of business on August 18, 2005 it will add an "E" to the end of the Company's ticker symbol until the Company has fulfilled its SEC reporting obligation. As such, starting at the opening of business on August 18, 2005, Glowpoint will trade under the ticker symbol "GLOWE."

We are working diligently to complete the restatement process and become current with our SEC filings; however, since our review is ongoing, we cannot at this time provide dates for announcing financial results for the quarter ended June 30, 2005, or for the filing of our Form 10-Q.

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ABOUT GLOWPOINT

Glowpoint, Inc. (NASDAQ: GLOWE) is the world's leading broadcast quality, IP-based video communications service provider. GlowPoint offers video conferencing, bridging and IP broadcasting services to enterprises, SOHOs, broadcasters and consumers worldwide. The GlowPoint network spans three continents and has carried over 23 million IP video minutes, with an average of more than 20,000 video calls per month worldwide. GlowPoint is headquartered in Hillside, New Jersey. To learn more about GlowPoint, visit us at www.glowpoint.com.

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The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks and uncertainties include market acceptance and availability of new video communication services; the nonexclusive and terminable-at-will nature of sales agent agreements; rapid technological change affecting demand for our services; competition from other video communications service providers; and the availability of sufficient financial resources to enable us to expand our operations, as well as other risks detailed from time to time in the our filings with the Securities and Exchange Commission.

"GlowPoint" is a registered trademark or service mark of Glowpoint, Inc. in the United States and certain foreign countries.

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